UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 11, 2022

QMIS TBS CAPITAL GROUP CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-238872	32-0619708
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

100 N.Barranca St.#1000

West Covina,CA.91791

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

917-675-3214

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On November 11, 2022, the Board of Directors of QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”) appointed three new members of the Company’s Board of Directors:

-Mr. Ong Kar Yee

-Mr. Ting Teck Sheng

-Mr. Chin Hua Fung

Biographical information for Mr. Ting and Mr. Chin is included below. Mr. Ong has been serving as the Company’s Chief Financial Officer, and his biographical information has been included in the Company’s publicly filed reports. Mr. Ting was appointed as the Company’s Chief Operating Officer – Sales and Marketing on September 5, 2022, and his biography is included again below.

As of the date of this Current Report, the Company’s Board had not determined on which committees of the Board the new directors would serve.

Biography of Ting Teck Sheng

Dato’ Sri Ting Teck Sheng is 35 years and is the founder of PT Richwood Digital Investama Bank in Indonesia and Smartlink Asia Berhad in Malaysia. Smartlink Asia Berhad owns 2 subsidiaries, namely Smartlink Capital Sdn Bhd, which holds a money lending license issued by the Ministry of Housing and Local Government and Smartlink Data Analytics Sdn Bhd, a Malaysia Digital Status company which is granted numerous incentives, rights and privileges by the Government of Malaysia.

Dato’ Sri Ting is also the majority shareholder of several public and private companies in Malaysia and offshore, including Richwood Ventures Bhd, Panpay Holdings Sdn Bhd, Pantop Continental Holdings Sdn Bhd, Finaz Morgan Group Sdn Bhd, GFI Biotech Sdn Bhd, Pantop Millennium Sdn Bhd, Pantop Venture Capital Sdn Bhd, Castfield International Edu Group Sdn Bhd, Richwood Coastland Sdn Bhd, O2O Smart City Berhad, O2O QR Smart Convenient Store Sdn Bhd, O2O Biotech Sdn Bhd, QR Link International Sdn Bhd, Richwood Ventures Smart Energy Limited and QMIS Richwood Blacktech Sdn Bhd.

Dato’ Sri Ting graduated from the University of Wisconsin in the United States with a degree in economics.

Dato’ Sri Ting was awarded the Outstanding Young Entrepreneur Award by Dato Seri Diraja Zambry, the former Chief Minister of Perak.  He was also awarded the Best Entrepreneur and Top CEO Award by the Asia-Pacific Region's Most Excellent Brands Committee of the GB Business World magazine in 2012, 2018, and 2019.

Dato’ Sri Ting is also the founder of Asia Pacific Investment Trade Economic Zone Association, a society that creates a platform to help and cultivate many businessmen or entrepreneurs to grow and expand their business. He is also an EXCO member of Community Policing Malaysia.

Biography of Chin Hua Fung

Dato' Chin Hua Fung, 43, is a Project Director/ Project Manager in QMIS Financial Group and WestWind LLC since 2011. He controls and oversees the office expenses and oversees workers in various departments. Dato’ Chin understands and has studied the US stock markets and is familiar with the requirement to list in US Stock Market. Before joining the Company, he worked in Keppel Fels, as a draftsman in Singapore in 2000, and more than six years in Keppel Singapore.

Dato' Chin earned a Bachelor’s Degree of Multimedia in Swinburne University of Technology in Melbourne, Australia. He had also obtained a Diploma in IT in informatics School of Technology, Singapore and a Diploma in Business in Swinburne University of Technology in Melbourne, Australia.

Dato' Chin Hua Fung is the son of Chin Yung Kong, the Company’s Chief Executive Officer.

There are no related party transactions between the Company and any of the new directors, other than that Mr. Ong is also serving as the Company’s Chief Financial Officer, and Mr. Ting is also serving as the Company’s Chief Operating Officer – Sales and Marketing.

There were no contracts or arrangements between the Company and any of the new directors pursuant to which the new directors were selected to serve as directors.

As of the date of this Report, there were no compensation arrangements for the new directors, other than the compensation paid to Mr. Ong and Mr. Ting for their services as officers to the Company.

Resignation of Director

On December 9, 2022, Dr. Pierre Bultez resigned from the Company’s Board of Directors.

At the time of his resignation, Dr. Bultez was not serving on any committees of the Board. Additionally, at the time of his resignation, there were no disputes or disagreements between Dr. Bultez and the Company or any other member of the Board. Dr. Butlez resigned from the Board to pursue other interests. The Board of Directors thanks Dr. Bultez for his service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QMIS TBS CAPITAL GROUP CORP.

By:	/s/ Yung Kong Chin
Yung Kong Chin
Chief Executive Officer, President
(Principal Executive Officer)

Date: December 14, 2022